UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 27, 2020

Ring Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 West Wall St. 3rd Floor Midland, TX	79701

(Address of principal executive offices) (Zip Code)

(432) 682-7464

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	REI	NYSE American

Item. 1.01 Entry into a Material Definitive Agreement.

On October 27, 2020, Ring Energy, Inc. (the “Company”) entered into the following agreements in connection with offerings of its common stock, par value $0.001 per share (the “Common Stock”), warrants to purchase shares of Common Stock, and pre-funded warrants to purchase its Common Stock (collectively, the “Securities”): (i) an Underwriting Agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners, as representative of the several underwriters listed on Schedule I thereto (the “Underwriters”), relating to an underwritten public offering (the “Underwritten Offering”) of 8,343,000 shares of Common Stock, pre-funded warrants to purchase up to an aggregate of 13,428,500 shares of Common Stock and warrants to purchase up to an aggregate of 21,771,500 shares of Common Stock, with each share of Common Stock and accompanying common warrant sold at a combined public offering price of $0.70 and each pre-funded warrant and accompanying common warrant being sold at a combined public offering price of $0.699, less certain underwriting discounts and commissions; and (ii) a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an institutional investor relating to a direct registered offering (the “Direct Offering”) of 3,500,000 shares of Common Stock, pre-funded warrants to purchase up to 3,300,000 shares of Common Stock and warrants to purchase up to 6,800,000 shares of Common Stock, with each share of Common Stock and accompanying common warrant sold at a combined offering price of $0.70 and each pre-funded warrant and accompanying common warrant being sold at a combined price of $0.699. The Underwriting Agreement provides the Underwriters a 45-day option to purchase up to an additional 3,265,725 shares of Common Stock and/or 3,265,725 common warrants to cover over-allotments, if any (the “Underwriters’ Option”). The Underwritten Offering and the Registered Offering are referred to herein collectively as the “Offerings.”

The closing of each of the Underwritten Offering and the Direct Offering is expected to take place on October 29, 2020, in each case subject to the satisfaction of customary closing conditions. The Company estimates that the net proceeds from the Offerings will be approximately $18.4 million, or approximately $20.5 million if the Underwriters exercise the Underwriters’ Option in full, in each case after deducting underwriting discounts, financial advisory fees, commissions and estimated offering expenses. The Company expects to use the net proceeds from the Offerings for working capital purposes and other general corporate purposes.

The Securities are being offered pursuant to an effective registration statement on Form S-3 (File No. 333-237988), as well as a prospectus supplement in connection with each of the Underwritten Offering and the Direct Offering, respectively, in each case filed with the Securities and Exchange Commission.

Each of the Underwriting Agreement and Securities Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters (as applicable), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement and the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to a placement agency agreement (the “Placement Agency Agreement”), the Company engaged A.G.P./Alliance Global Partners (the “Placement Agent”) as the Placement Agent in connection with the Direct Offering. The Company agreed to pay the Placement Agent a fee of 6% of the gross proceeds.

The foregoing descriptions of the Underwriting Agreement, the Securities Purchase Agreement and the Placement Agency Agreement are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Securities Purchase Agreement and the Placement Agency Agreement, which are attached as Exhibits 1.1, 4.1 and 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference. A copy of the opinions of Dickinson Wright PLLC as to the legality of the Securities to be issued and sold in the Offerings are filed as Exhibits 5.1 and 5.2 to this Current Report on Form 8-K. The forms of common warrant and pre-funded warrant for the Underwritten Offering are attached as Exhibits 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference. The forms of common warrant and pre-funded warrant for the Registered Offering are attached as Exhibits 4.4 and 4.5, respectively, to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 7.01	Regulation FD Disclosure.

On October 26, 2020, the Company issued a press release titled “Ring Energy, Inc. Announces Proposed Public Offering.” A copy of the press release is attached hereto as Exhibit 99.1.

On October 27, 2020, the Company issued a press release titled “Ring Energy, Inc. Prices $20 Million Public Offering and Concurrent Registered Direct Offering at a 5.7% Premium to Prior Day Close.” A copy of the press release is attached hereto as Exhibit 99.2.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibits 99.1 and 99.2 is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements include statements about the closing of the Company’s anticipated Offerings and the anticipated use of proceeds of the Offerings. These forward-looking statements are based on information currently available to the Company and its current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including the uncertainties related to market conditions and the completion of the Offerings on the anticipated terms or at all. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning the Company’s business are described in additional detail in the Company’s Annual Report on Form 10-K for the period ended December 31, 2019, in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020, and in the Company’s other reports filed with the Securities and Exchange Commission. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Title of Document

1.1	Underwriting Agreement by and between the Company and A.G.P./Alliance Global Partners, dated October 27, 2020.
4.1	Securities Purchase Agreement, dated October 27, 2020.
4.2	Form of Common Stock Purchase Warrant (Underwritten Offering).
4.3	Form of Pre-Funded Warrant (Underwritten Offering).
4.4	Form of Common Stock Purchase Warrant (Registered Offering).
4.5	Form of Pre-Funded Warrant (Registered Offering).
5.1	Opinion of Dickinson Wright PLLC (Underwritten Offering).
5.2	Opinion of Dickinson Wright PLLC (Registered Offering).
10.1	Placement Agency Agreement by and between the Company and A.G.P./Alliance Global Partners, dated October 27, 2020.
99.1	Launch Press Release, dated October 26, 2020.
99.2	Pricing Press Release, dated October 27, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: October 29, 2020	By:	/s/ William R. Broaddrick
William R. Broaddrick
Chief Financial Officer